As filed with the Securities and Exchange Commission on April 6, 2006
Registration Nos. 333-
333-     -01
333-     -02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ConocoPhillips	Delaware	01-0562944
ConocoPhillips Company	Delaware	73-0400345
ConocoPhillips Australia Funding Company	Delaware	13-4323698
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Address, including zip code, and telephone number,
including area code, of each registrant’s principal executive offices)

Stephen F. Gates
Senior Vice President, Legal,
and General Counsel
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:	Copy to:

Tull R. Florey	Andrew J. Pitts
Baker Botts L.L.P.	Cravath, Swaine & Moore LLP
910 Louisiana	Worldwide Plaza
Houston, Texas 77002-4995	825 Eighth Avenue
(713) 229-1234	New York, New York 10069

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price
Per Unit/Proposed Maximum
Title of Each Class of	Offering Price/Amount of
Securities to be Registered	Registration Fee(1)

Senior Debt Securities of ConocoPhillips

Senior Debt Securities of ConocoPhillips Australia Funding Company

Guarantees of the Senior Debt Securities of ConocoPhillips by ConocoPhillips Company(2)

Guarantees of the Senior Debt Securities of ConocoPhillips Australia Funding Company by ConocoPhillips and ConocoPhillips Company(2)

(1)	There is being registered hereunder such indeterminate amount of senior debt securities of ConocoPhillips and ConocoPhillips Australia Funding Company as may from time to time be issued at indeterminate prices. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, ConocoPhillips hereby defers payment of the registration fee required in connection with this Registration Statement.
(2)	ConocoPhillips Company is registering under this Registration Statement all guarantees and other obligations that it may have with respect to senior debt securities that may be issued by ConocoPhillips. ConocoPhillips and ConocoPhillips Company are also registering under this Registration Statement all guarantees and other obligations that they may have with respect to senior debt securities that may be issued by ConocoPhillips Australia Funding Company. No separate consideration will be received for such guarantees or any other such obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees or obligations.

PROSPECTUS

ConocoPhillips Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips Company	ConocoPhillips Australia Funding Company Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips and ConocoPhillips Company

      We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 6, 2006

ABOUT THIS PROSPECTUS
      This prospectus is part of a joint registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
ABOUT CONOCOPHILLIPS
      ConocoPhillips is an international, integrated energy company. ConocoPhillips has four core activities worldwide: petroleum exploration and production; petroleum refining, marketing, supply and transportation; natural gas gathering, processing and marketing; and chemicals and plastics production and distribution. In addition, ConocoPhillips is investing in several emerging businesses: fuels technology, gas-to-liquids, power generation and emerging technologies. ConocoPhillips’ principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.
ABOUT CONOCOPHILLIPS COMPANY
      ConocoPhillips Company is a direct wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000. In this prospectus, we refer to ConocoPhillips Company as “CPCo.”
ABOUT CONOCOPHILLIPS AUSTRALIA FUNDING COMPANY
      ConocoPhillips Australia Funding Company is a Delaware corporation organized in March 2006. ConocoPhillips Australia Funding Company is a direct wholly owned special purpose finance subsidiary of ConocoPhillips Australia Gas Holdings Pty Ltd (itself an indirect wholly owned subsidiary of ConocoPhillips) that engages solely in financing activities to raise funds for the business operations of ConocoPhillips Australia Gas Holdings Pty Ltd and its subsidiaries. The principal executive office of ConocoPhillips Australia Funding Company is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000. In this prospectus, we refer to ConocoPhillips Australia Funding Company as “Funding.”
WHERE YOU CAN FIND MORE INFORMATION
      ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information ConocoPhillips has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo and Funding do not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934.
      This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
      The SEC allows us to “incorporate by reference” the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The documents we incorporate by reference are:

•	ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on February 27, 2006; and

•	ConocoPhillips’ Current Reports on Form 8-K as filed with the SEC on February 16, 2006, February 22, 2006, March 20, 2006 and March 31, 2006 (as amended by a Current Report on Form 8-K/A filed with the SEC on April 3, 2006).
      You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning ConocoPhillips at the following address:

ConocoPhillips
Shareholder Relations Department
P. O. Box 2197
Houston, Texas 77079-2197
Telephone: (281) 293-6800
      You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION
      This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions.
      We have based the forward-looking statements relating to ConocoPhillips’ operations on its current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips’ actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	fluctuations in crude oil, natural gas and natural gas liquids prices, refining and marketing margins and margins for ConocoPhillips’ chemicals business;

•	changes in the business, operations, results and prospects of ConocoPhillips;

•	the operation and financing of ConocoPhillips’ midstream and chemicals joint ventures;

•	potential failure or delays in achieving expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reserves and oil and gas reservoir performance;

•	unsuccessful exploratory drilling activities;

•	failure of new products and services to achieve market acceptance;

•	unexpected changes in costs or technical requirements for constructing, modifying or operating facilities for exploration and production projects, manufacturing or refining;

•	unexpected technological or commercial difficulties in manufacturing or refining ConocoPhillips’ refined products, including synthetic crude oil, and chemicals products;

•	lack of, or disruptions in, adequate and reliable transportation for ConocoPhillips’ crude oil, natural gas, natural gas liquids, liquefied natural gas and refined products;

•	inability to timely obtain or maintain permits, including those necessary for construction of liquefied natural gas terminals or regasification facilities, comply with government regulations or make capital expenditures required to maintain compliance;

•	failure to complete definitive agreements and feasibility studies for, and to timely complete construction of, announced and future liquefied natural gas projects and related facilities;

•	potential disruption or interruption of ConocoPhillips’ operations due to accidents, extraordinary weather events, civil unrest, political events or terrorism;

•	international monetary conditions and exchange controls;

•	liability for remedial actions, including removal and reclamation obligations, under environmental regulations;

•	liability resulting from litigation;

•	general domestic and international economic and political conditions, including armed hostilities and governmental disputes over territorial boundaries;

•	changes in tax and other laws, regulations or royalty rules applicable to ConocoPhillips’ business; and

•	inability to obtain economical financing for exploration and development projects, construction or modification of facilities and general corporate purposes.
USE OF PROCEEDS
      Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used, first, for repayment or refinancing of debt, including a portion of the debt outstanding under the bridge credit agreements used to fund the acquisition by ConocoPhillips of Burlington Resources Inc. in March 2006 and, second, for general corporate purposes, including acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table presents the historical ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2005. The following table also presents the unaudited pro forma ratio of earnings to fixed charges of ConocoPhillips for the year ended December 31, 2005, giving effect to the acquisition of Burlington Resources using the purchase method of accounting, as if the acquisition had occurred on January 1, 2005. Please read the unaudited pro forma financial statements included in the amendment to ConocoPhillips’ Current Report on Form 8-K/ A as filed with the SEC on April 3, 2006.

	Year Ended December 31

	2005		2004		2003		2002		2001

Ratio of Earnings to Fixed Charges:
ConocoPhillips	20.8	x	12.4	x	7.0	x	2.9	x	5.3	x
ConocoPhillips Pro Forma	13.1	x
      For purposes of this table, “earnings” consist of income from continuing operations before income taxes, plus fixed charges (excluding capitalized interest and the portion of the preferred dividend requirement of a subsidiary not previously deducted from pretax income, but including amortization of amounts previously capitalized), less undistributed earnings of equity investees of ConocoPhillips. “Fixed charges” consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, and that portion of rental expense believed to represent interest.
DESCRIPTION OF THE DEBT SECURITIES
      The debt securities of ConocoPhillips covered by this prospectus will be ConocoPhillips’ general unsecured obligations. ConocoPhillips will issue debt securities fully and unconditionally guaranteed by CPCo on a senior unsecured basis under an indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Trust Company, N.A., as trustee. We refer to this indenture as the ConocoPhillips indenture. The debt securities of Funding covered by this prospectus will be Funding’s general unsecured obligations. Funding will issue debt securities fully and unconditionally guaranteed by ConocoPhillips and CPCo on a senior unsecured basis under an indenture to be entered into among Funding, as issuer, ConocoPhillips and CPCo, as guarantors, and U.S. Bank National Association, as trustee. We refer to this indenture as the Funding indenture. We refer to the ConocoPhillips indenture and the Funding indenture collectively as the indentures.
      We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the ConocoPhillips indenture and the form of Funding indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

      In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to ConocoPhillips mean ConocoPhillips only, all references to CPCo mean ConocoPhillips Company only and all references to Funding mean ConocoPhillips Australia Funding Company only.
General
      The debt securities of ConocoPhillips and Funding will constitute senior debt of the issuer and will rank equally with all of its unsecured and unsubordinated debt. Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips or Funding may issue. ConocoPhillips and Funding may issue debt securities under the applicable indenture from time to time in one or more series, each in an amount authorized prior to issuance. ConocoPhillips’ 4.75% Notes due 2012 and 5.90% Notes due 2032 are outstanding under the ConocoPhillips indenture, and no securities are outstanding under the Funding indenture.
      ConocoPhillips conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of ConocoPhillips to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under any debt securities it issues and under its guarantee of Funding’s debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips on their assets and earnings.
      Funding is a special purpose financing subsidiary formed solely as a financing vehicle for ConocoPhillips and its subsidiaries. The ability of Funding to pay its debt service obligations, including any payments required to be made under its debt securities, is dependent upon its receipt of payments from ConocoPhillips and its subsidiaries. If ConocoPhillips and its subsidiaries were not to make such payments for any reason, the holders of the debt securities issued by Funding would have to rely on the enforcement of ConocoPhillips’ and CPCo’s guarantees described below.
      Other than the restrictions on liens and sale/leaseback transactions described below under “— Restrictive Covenants,” neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event ConocoPhillips participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require ConocoPhillips or Funding to repurchase their securities in the event of a decline in ConocoPhillips’ credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
      The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips, Funding or any other entity; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
      We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
      If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Guarantees
      CPCo will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security issued by ConocoPhillips, the holder of that debt security may institute legal proceedings directly against CPCo to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of CPCo’s other unsecured and unsubordinated debt from time to time outstanding.
      ConocoPhillips and CPCo will jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities issued by Funding when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security issued by Funding, the holder of that debt security may institute legal proceedings directly against either ConocoPhillips and CPCo to enforce the guarantees without first proceeding against Funding. The Funding indenture provides that ConocoPhillips and CPCo may under certain circumstances assume all rights and obligations of Funding under the indenture with respect to a series of debt securities issued by Funding. The guarantees will rank equally with all of ConocoPhillips’ and CPCo’s other unsecured and unsubordinated debt from time to time outstanding.

Restrictive Covenants
      ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.”

Limitation on Liens
      ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding debt securities issued by ConocoPhillips and the outstanding guarantees of debt securities issued by Funding are secured equally and ratably with or prior to the Debt secured by that lien. If the debt securities and guarantees are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with its debt securities and the guarantees. This covenant has exceptions that permit:

(a) liens existing on the date ConocoPhillips or Funding first issues a series of debt securities under the applicable indenture;

(b) liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary;

(c) liens on assets either:

•	existing at the time of acquisition of the assets,

•	securing all or part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

•	securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(d) liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

(e) intercompany liens;

(f) liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

(g) liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

(h) liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

(i) statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

(j) any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

•	the new lien is limited to the property (plus any improvements) secured by the original lien, and

•	the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.
      In addition, without securing the debt securities or the guarantees as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/ Leaseback Transactions, does not exceed a “basket” equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/ Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/ Leaseback Transactions.”
      The following types of transactions do not create “Debt” secured by “liens” within the meaning of this covenant:

(a) the sale or other transfer of either:

•	oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

•	any other interest in property commonly referred to as a “production payment”; and

(b) the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute.

Limitation on Sale/ Leaseback Transactions
      ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/ Leaseback Transaction only if at least one of the following applies:

(a) ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/ Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the debt securities and the guarantees.

(b) Within the period beginning one year before the closing of the Sale/ Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/ Leaseback Transaction either:

•	to the voluntary defeasance or retirement of any debt securities issued under an indenture or any Funded Debt, or

•	to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/ Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/ Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/ Leaseback Transaction as determined by ConocoPhillips’ board of directors).

Glossary
      “Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/ Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/ Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.
      “Consolidated Adjusted Net Assets” means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:

•	all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips’ option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•	total prepaid expenses and deferred charges.
ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.
      “Debt” means all notes, bonds, debentures or similar evidences of debt for money borrowed.
      “Funded Debt” means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.
      “Principal Domestic Subsidiary” means CPCo and any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips’ capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million.
      “Principal Property” means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips’ board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.
      “Sale/ Leaseback Transaction” means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:

•	temporary leases for a term of not more than three years;

•	intercompany leases;

•	leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•	arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.
      “Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.
Consolidation, Merger and Sale of Assets

ConocoPhillips
      The indentures generally permit a consolidation or merger involving ConocoPhillips or CPCo. They also permit ConocoPhillips or CPCo, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and CPCo has agreed, however, that it will not consolidate with or merge into any entity (other than ConocoPhillips or CPCo, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than ConocoPhillips or CPCo, as applicable) unless:

•	it is the continuing corporation; or

•	if it is not the continuing corporation, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and, in the case of ConocoPhillips, the due and punctual payments on the debt securities issued by ConocoPhillips and the performance of the related guarantee of debt securities issued by Funding or, in the case of CPCo, the performance of the related guarantees of the debt securities; and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.
      Upon any such consolidation, merger or asset lease, transfer or disposition involving ConocoPhillips or CPCo, the resulting entity or transferee will be substituted for ConocoPhillips or CPCo, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips or CPCo, as applicable, will be released from the applicable indenture.

Funding
      Funding may assign all its rights and obligations under the Funding indenture and its debt securities to:

•	another entity with which Funding is consolidated or merged or which acquires by conveyance or transfer any of Funding’s properties or assets;

•	ConocoPhillips or CPCo; or

•	another subsidiary of ConocoPhillips or CPCo.
      In connection with any assignment other than to ConocoPhillips or CPCo, ConocoPhillips and CPCo will continue to guarantee the debt securities as described above. If Funding assigns all of its rights and obligations under the Funding indenture and its debt securities to ConocoPhillips or CPCo, ConocoPhillips’ and CPCo’s covenants regarding consolidations, mergers and sales of assets, ConocoPhillips’ covenants described above under “— Restrictive Covenants” and any other covenants for the benefit of any series of debt securities issued under the Funding indenture will remain in effect.
Events of Default
      Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to redeem or purchase debt securities of that series for 30 days when required;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips, CPCo and, with respect to the Funding indenture, Funding;

•	with respect to the Funding indenture, any guarantee of any guarantor ceases to be in full force and effect (other than in accordance with the terms of the Funding indenture and such guarantee) or is declared null and void and unenforceable or found to be invalid in a judicial proceeding or any guarantor denies its liability under its guarantee (other than by reason of the release of a guarantor from its guarantee in accordance with the terms of the Funding indenture and such guarantee); and

•	any other event of default provided for that series of debt securities.
      A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.
      If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
      A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
      This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
      In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
      The ConocoPhillips indenture requires ConocoPhillips and CPCo, and the Funding indenture requires ConocoPhillips, CPCo and Funding, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Modification and Waiver
      Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	with respect to the Funding indenture, change the obligations of ConocoPhillips and CPCo under the guarantees in any manner materially adverse to the holders of any debt security issued under that indenture.
      Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the obligations under the indenture of ConocoPhillips, CPCo or, with respect to the Funding indenture, Funding by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips, CPCo or, with respect to the Funding indenture, Funding has under the indenture;

•	to add events of default with respect to any debt securities; and

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

      The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance
      When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	ConocoPhillips, CPCo and, with respect to the Funding indenture, Funding will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	ConocoPhillips and CPCo will no longer have any obligation to comply with the restrictive covenants, the merger covenants and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).
      If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips or Funding, as applicable, to pay principal, premium and interest on the debt securities and, if applicable, ConocoPhillips’ and CPCo’s guarantees of the payments will also survive.
      Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law
      New York law will govern the indentures and the debt securities.
Trustee
      The Bank of New York is the trustee under the ConocoPhillips indenture. The Bank of New York serves as trustee or custodian relating to a number of series of debt, trust preferred securities and other long-term repayment obligations of ConocoPhillips and its subsidiaries as of December 31, 2005. The Bank of New York and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.
      U.S. Bank will be the trustee under the Funding indenture. U.S. Bank serves as trustee or custodian relating to a number of series of debt and other long-term repayment obligations of ConocoPhillips and its subsidiaries as of December 31, 2005. U.S. Bank and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.
      If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

      Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips, CPCo or, if applicable, Funding, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips, CPCo and, if applicable, Funding. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Form, Exchange, Registration and Transfer
      The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
      Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
      The trustee has been appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
      In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
      Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
      Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
      If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

      Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities
      The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION
      We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.
Sale Through Underwriters or Dealers
      If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
      If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
      We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
      We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
      The validity of the debt securities of ConocoPhillips and Funding and the validity of the related guarantees by ConocoPhillips and CPCo and other matters in connection with any offering of the securities will be passed upon for us by Wayne C. Byers, ConocoPhillips’ Senior Counsel, or another of ConocoPhillips’ lawyers, and Baker Botts L.L.P., Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by Cravath, Swaine & Moore LLP, New York, New York, or such other counsel as may be identified in the applicable prospectus supplement.
EXPERTS
      The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report (Form 10-K) for the year ended December 31, 2005 (including the condensed consolidating financial information and financial statement schedule appearing therein), and ConocoPhillips management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, condensed consolidating financial information, financial statement schedule, and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The balance sheet of ConocoPhillips Australia Funding Company at March 31, 2006, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
      The consolidated financial statements of Burlington Resources Inc., incorporated herein by reference to ConocoPhillips’ Current Report on Form 8-K/A dated March 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ConocoPhillips Australia Funding Company
The Board of Directors and Stockholder
      We have audited the accompanying balance sheet of ConocoPhillips Australia Funding Company (the “Company”) as of March 31, 2006. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ConocoPhillips Australia Funding Company at March 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Houston, Texas
April 5, 2006

BALANCE SHEET ConocoPhillips Australia Funding Company

At March 31,
2006

ASSETS
Cash	$1,000

Total Assets	$1,000

STOCKHOLDER’S EQUITY
Common stock (1,000 shares authorized at $1.00 par value)
Issued (1,000 shares)
Par value	$1,000

Total Stockholder’s Equity	$1,000

See Note to Balance Sheet.

NOTE TO BALANCE SHEET                                               ConocoPhillips Australia Funding Company
Basis of Presentation
      ConocoPhillips Australia Funding Company was incorporated in the state of Delaware on March 28, 2006. ConocoPhillips Australia Funding Company has one stockholder, ConocoPhillips Australia Gas Holdings Pty Ltd, which holds all 1,000 shares of the company’s outstanding common stock, par value $1.00. ConocoPhillips Australia Gas Holdings Pty Ltd contributed $1,000 for its 100 percent ownership interest on March 28, 2006.
      Other than its formation, ConocoPhillips Australia Funding Company has not conducted any activities. The company is a direct, wholly owned special purpose finance subsidiary of ConocoPhillips Australia Gas Holdings Pty Ltd (itself an indirect wholly owned subsidiary of ConocoPhillips), organized to engage in financing activities to raise funds for the business operations of ConocoPhillips Australia Gas Holdings Pty Ltd and its subsidiaries.
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth expenses payable by ConocoPhillips in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		100,000
Legal fees and expenses		150,000
Accounting fees and expenses		100,000
Fees and expenses of trustee and counsel		20,000
Rating agency fees		650,000
Miscellaneous		180,000

Total*		$1,200,000

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

Item 15.	Indemnification of Directors and Officers
      Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. ConocoPhillips’ restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director. The certificates of incorporation of both ConocoPhillips Company (“CPCo”) and ConocoPhillips Australia Funding Company (“Funding”) have similar provisions with respect to their respective directors.
      Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips’ restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.
      Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.
      ConocoPhillips’ bylaws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips. Both CPCo’s and Funding’s bylaws have similar provisions. However, none of ConocoPhillips, CPCo nor Funding will indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the respective company’s board of directors.
      ConocoPhillips has agreed to indemnify each present and former director and officer of CPCo or any of its subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages or liabilities in connection with any claim, action, suit, proceeding or investigation brought within six years of the closing of the mergers of Conoco Inc. and CPCo (formerly named Phillips Petroleum Company) with subsidiaries of ConocoPhillips (collectively, the “merger”) for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under applicable law. Subject to a cap on premiums, for a period of six years after the merger, ConocoPhillips has agreed to maintain a policy of directors’ and officers’ liability insurance for acts and omissions occurring before the merger with coverage in an amount and scope at least as favorable as CPCo’s existing directors’ and officers’ liability insurance coverage at the time of the merger. Notwithstanding any other provision, the treatment of past and present directors, officers and employees of CPCo and its subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under the merger agreement shall be, in the aggregate, no less advantageous to intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of Conoco Inc. and its subsidiaries.

Item 16.	Exhibits*

Exhibit
No.		Description

2.1	—	Agreement and Plan of Merger, dated as of December 12, 2005, by and among ConocoPhillips, Burlington Resources, Inc., and Cello Acquisition Corp., (incorporated by reference to Annex A to the Proxy Statement/ Prospectus included in ConocoPhillips’ Registration Statement on Form S-4; Registration No. 333-130967).
4.1	—	Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips (the “ConocoPhillips Indenture”) (incorporated by reference to Exhibit 4.5 to the Registration Statement of ConocoPhillips, ConocoPhillips Holding Company, CPCo, ConocoPhillips Trust I and ConocoPhillips Trust II on Form S-3; Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04).

Exhibit
No.		Description

4.2	—	Form of Indenture among Funding, as issuer, ConocoPhillips and CPCo, as guarantors, and U.S. Bank National Association, as trustee, in respect of senior debt securities of Funding (the “Funding Indenture”).
5.1	—	Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby.
12.1	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2005 (incorporated by reference to Exhibit 12 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 27, 2006; SEC File No. 001-32395).
12.2	—	Computation of pro forma ratio of earnings to fixed charges of ConocoPhillips for the year ended December 31, 2005.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Ernst & Young LLP.
23.3	—	Consent of PricewaterhouseCoopers LLP.
23.4	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1	—	Powers of Attorney of directors and officers of ConocoPhillips, CPCo and Funding (included on the signature pages of the Registration Statement).
25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as trustee under the ConocoPhillips Indenture.
25.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Funding Indenture.

*	ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.

Item 17.	Undertakings
      (a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the

Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
      (b) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2006.

ConocoPhillips

By:	/s/ John A. Carrig

John A. Carrig
Executive Vice President, Finance, and
Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below appoints John A. Carrig, Stephen F. Gates and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 5, 2006.

Signature	Title

/s/ James J. Mulva James J. Mulva	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)

/s/ Rand C. Berney Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

/s/ Richard L. Armitage Richard L. Armitage	Director

/s/ Richard A. Auchinleck Richard A. Auchinleck	Director

Signature	Title

/s/ Norman R. Augustine Norman R. Augustine	Director

/s/ James E. Copeland James E. Copeland	Director

/s/ Kenneth M. Duberstein Kenneth M. Duberstein	Director

/s/ Ruth R. Harkin Ruth R. Harkin	Director

/s/ Larry D. Horner Larry D. Horner	Director

/s/ Charles C. Krulak Charles C. Krulak	Director

/s/ Harold McGraw III Harold McGraw III	Director

/s/ Harald Norvik Harald Norvik	Director

/s/ William K. Reilly William K. Reilly	Director

/s/ William R. Rhodes William R. Rhodes	Director

/s/ J. Stapleton Roy J. Stapleton Roy	Director

/s/ Bobby S. Shackouls Bobby S. Shackouls	Director

/s/ Victoria J. Tschinkel Victoria J. Tschinkel	Director

/s/ Kathryn C. Turner Kathryn C. Turner	Director

/s/ William E. Wade William E. Wade	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2006.

ConocoPhillips Company

By:	/s/ John A. Carrig

John A. Carrig
Executive Vice President, Finance, and
Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below appoints John A. Carrig, Stephen F. Gates and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable ConocoPhillips Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 5, 2006.

Signature	Title

/s/ James J. Mulva James J. Mulva	President and Chief Executive Officer (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance, and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Rand C. Berney Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

/s/ Carin S. Knickel Carin S. Knickel	Director

/s/ John E. Lowe John E. Lowe	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2006.

ConocoPhillips Australia Funding Company

By:	/s/ John A. Carrig

John A. Carrig
President
POWER OF ATTORNEY
      Each person whose signature appears below appoints John A. Carrig, Stephen F. Gates and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips Australia Funding Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable ConocoPhillips Australia Funding Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 5, 2006.

Signature	Title

/s/ John A. Carrig John A. Carrig	President and Director (Principal Executive Officer)

/s/ Jeffrey W. Sheets Jeffrey W. Sheets	Vice President and Treasurer and Director (Principal Financial Officer)

/s/ Rand C. Berney Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

/s/ Wayne C. Byers Wayne C. Byers	Director

EXHIBIT INDEX*

Exhibit
No.		Description

2.1	—	Agreement and Plan of Merger, dated as of December 12, 2005, by and among ConocoPhillips, Burlington Resources, Inc., and Cello Acquisition Corp., (incorporated by reference to Annex A to the Proxy Statement/ Prospectus included in ConocoPhillips’ Registration Statement on Form S-4; Registration No. 333-130967).
4.1	—	Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips (the “ConocoPhillips Indenture”) (incorporated by reference to Exhibit 4.5 to the Registration Statement of ConocoPhillips, ConocoPhillips Holding Company, CPCo, ConocoPhillips Trust I and ConocoPhillips Trust II on Form S-3; Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04).
4.2	—	Form of Indenture among Funding, as issuer, ConocoPhillips and CPCo, as guarantors, and U.S. Bank National Association, as trustee, in respect of senior debt securities of Funding (the “Funding Indenture”).
5.1	—	Opinion of Baker Botts L.L.P. with respect to legality of the securities offered hereby.
12.1	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2005 (incorporated by reference to Exhibit 12 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 27, 2006; SEC File No. 001-32395).
12.2	—	Computation of pro forma ratio of earnings to fixed charges of ConocoPhillips for the year ended December 31, 2005.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Ernst & Young LLP.
23.3	—	Consent of PricewaterhouseCoopers LLP.
23.4	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1	—	Powers of Attorney of directors and officers of ConocoPhillips, CPCo and Funding (included on the signature pages of the Registration Statement).
25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as trustee under the ConocoPhillips Indenture.
25.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Funding Indenture.

*	ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.